EXHIBIT 99.1
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[GRAPHIC OMITTED - LOGO
 THE PENN TRAFFIC
 COMPANY



FOR IMMEDIATE RELEASE                     CONTACT:  Marc Jampole
                                                    Jampole Communications, Inc.
                                                    412-471-2463


 PENN TRAFFIC'S WORKING CAPITAL LENDERS AGREE TO AMENDMENTS TO CREDIT FACILITIES

         SYRACUSE, NEW YORK - JANUARY 2, 2007 - The Penn Traffic Company (OTC:PTFC) announced today that it has entered into amendments to its $164 million revolving credit facilities. The amendments waive the provisions of the credit facilities requiring Penn Traffic to provide its lenders with audited financial statements as of January 29, 2005 and extend the deadline for delivery to its lenders of Penn Traffic's audited financial statements as of January 28, 2006 and February 3, 2007 to June 30, 2007. The amendments also extend the end of the period during which Penn Traffic must pay a prepayment premium to its lenders to January 13, 2008, permit Penn Traffic to sell or otherwise dispose of assets in connection with the closing of five stores in New York and Pennsylvania and reduce the availability thresholds in the credit facilities at which Penn Traffic is required to comply with financial covenants to $30 million for four consecutive days and than $25 million for any one day during the period beginning on December 26, 2006 and ending on February 15, 2007 (after February 15, 2007, the thresholds return to current levels of $35 million for four consecutive days and $30 million for any one day). Penn Traffic agreed to pay its lenders an amendment fee with regard to the amendments and to pay all expenses incurred in connection therewith.

         "The Company has been working diligently to establish obtainable strategic and tactical initiatives to reach our goals and we appreciate the support our lenders have shown us," said Robert Panasuk, Penn Traffic's President and Chief Executive Officer.


FORWARD LOOKING STATEMENTS

         This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements proceeded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "could," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the ability

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of the Company to improve its operating performance and effectuate its business plans; the ability of the Company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; the ability of the Company to generate cash; the ability of the Company to attract and maintain adequate capital; the ability of the Company to refinance; increases in prevailing interest rates; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the Company to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; the ability of the Company to pursue strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending, or the commencement of any new, legal proceedings
against,  or  governmental   investigations  of  the  Company,   including  the
previously announced SEC and U.S. Attorney's Office investigations. The Company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the Company will meet future
results,   performance   or   achievements   expressed   or   implied  by  such
forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.


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         The Penn Traffic Company  operates 109  supermarkets in  Pennsylvania, upstate New York, Vermont and New Hampshire under the BiLo, P&C and Quality trade names. Penn Traffic also operates a wholesale food distribution business serving 43 Big M stores, 29 Associate stores and 48 independent operators and Penny Curtiss, a Syracuse-based commercial bakery.